APPENDIX A

                              WARRANTS TO PURCHASE
                          10,000 SHARES OF COMMON STOCK

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.

                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF COLORADO

This certifies that, for value received, Fred Birner the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from Birner Dental Management Services, Inc. (the "Company"), at any time during the period commencing at 9:00 a.m., Colorado time, on February 11, 2002, and ending at 5:00 p.m., Colorado time, on February 11, 2007, at the purchase price per Share of $5.06 (the "Exercise Price"), together with the purchase form attached, or the Cashless Exercise form in the case of Cashless Exercise, the Warrantholder shall exchange its warrant for such number of shares of Common Stock determined by multiplying the number of shares by a fraction, the numerator of which shall be the difference between the then-current market price per share of Common Stock and the Exercise Price, and the denominator of which shall be the then-current price per share of Common Stock. The Warrant granted hereby shall become vested in and exercisable by Warrantholder in the installments, on the dates and subject to the conditions set forth in Schedule 1 to this Agreement; provided however, that upon a sale of the Company, all Warrants shall automatically become vested. The number of shares of Common Stock of the Company purchasable upon exercise of the Warrants evidenced hereby shall be subject to adjustment from time to time.

The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by check.

Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company.

This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                          BIRNER DENTAL MANAGEMENT SERVICES, INC.

                          By:       /s/ Mark A. Birner
                                    -------------------------
                                    Mark A. Birner, President


Dated:  February 11, 2002

Attest:


/s/  Dennis N. Genty
--------------------------
Dennis N. Genty, Secretary

                                   SCHEDULE 1
                                       TO
                                WARRANT AGREEMENT



Number of Shares of Stock: 10,000
--------------------------


Purchase Price per Share:  $5.06 / Share
-------------------------

Expiration Date:           February 11, 2007
----------------


Vesting Schedule:
-----------------

                                        Number of Shares
         Date                       Which Become Exercisable
         ----                       ------------------------

          2/11/03                                3,334

          2/11/04                                3,333

          2/11/05                                3,333

                              WARRANTS TO PURCHASE
                          10,000 SHARES OF COMMON STOCK

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.

                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF COLORADO

This certifies that, for value received, Mark A. Birner, D.D.S. the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from Birner Dental Management Services, Inc. (the "Company"), at any time during the period commencing at 9:00 a.m., Colorado time, on February 11, 2002, and ending at 5:00 p.m., Colorado time, on February 11, 2007, at the purchase price per Share of $5.06 (the "Exercise Price"), together with the purchase form attached, or the Cashless Exercise form in the case of Cashless Exercise, the Warrantholder shall exchange its warrant for such number of shares of Common Stock determined by multiplying the number of shares by a fraction, the numerator of which shall be the difference between the then-current market price per share of Common Stock and the Exercise Price, and the denominator of which shall be the then-current price per share of Common Stock. The Warrant granted hereby shall become vested in and exercisable by Warrantholder in the installments, on the dates and subject to the conditions set forth in Schedule 1 to this Agreement; provided however, that upon a sale of the Company, all Warrants shall automatically become vested. The number of shares of Common Stock of the Company purchasable upon exercise of the Warrants evidenced hereby shall be subject to adjustment from time to time.

The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by check.

Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company.

This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                           BIRNER DENTAL MANAGEMENT SERVICES, INC.

                           By        /s/ Mark A. Birner
                                     -------------------------
                                     Mark A. Birner, President

Dated:  February 11, 2002

Attest:


/s/  Dennis N. Genty
--------------------------
Dennis N. Genty, Secretary

                                   SCHEDULE 1
                                       TO
                                WARRANT AGREEMENT



Number of Shares of Stock: 10,000
--------------------------


Purchase Price per Share:  $5.06 / Share
-------------------------

Expiration Date:           February 11, 2007
----------------


Vesting Schedule:
-----------------

                                          Number of Shares
         Date                      Which Become Exercisable
         ----                      ------------------------

          2/11/03                               3,334

          2/11/04                               3,333

          2/11/05                               3,333

                              WARRANTS TO PURCHASE
                          10,000 SHARES OF COMMON STOCK

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.

                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF COLORADO

This certifies that, for value received, Dennis Genty the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from Birner Dental Management Services, Inc. (the "Company"), at any time during the period commencing at 9:00 a.m., Colorado time, on February 11, 2002, and ending at 5:00 p.m., Colorado time, on February 11, 2007, at the purchase price per Share of $5.06 (the "Exercise Price"), together with the purchase form attached, or the Cashless Exercise form in the case of Cashless Exercise, the Warrantholder shall exchange its warrant for such number of shares of Common Stock determined by multiplying the number of shares by a fraction, the numerator of which shall be the difference between the then-current market price per share of Common Stock and the Exercise Price, and the denominator of which shall be the then-current price per share of Common Stock. The Warrant granted hereby shall become vested in and exercisable by Warrantholder in the installments, on the dates and subject to the conditions set forth in Schedule 1 to this Agreement; provided however, that upon a sale of the Company, all Warrants shall automatically become vested. The number of shares of Common Stock of the Company purchasable upon exercise of the Warrants evidenced hereby shall be subject to adjustment from time to time.

The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by check.

Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company.

This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                           BIRNER DENTAL MANAGEMENT SERVICES, INC.

                           By:       /s/ Mark A. Birner
                                     -------------------------
                                     Mark A. Birner, President


Dated:  February 11, 2002

Attest:


/s/  Dennis N. Genty
--------------------------
Dennis N. Genty, Secretary

                                   SCHEDULE 1
                                       TO
                                WARRANT AGREEMENT



Number of Shares of Stock: 10,000
--------------------------


Purchase Price per Share:  $5.06 / Share
-------------------------

Expiration Date:           February 11, 2007
----------------


Vesting Schedule:


                                           Number of Shares
         Date                       Which Become Exercisable
         ----                       ------------------------

          2/11/03                                3,334

          2/11/04                                3,333

          2/11/05                                3,333